EXHIBIT 99.6

BIG FOOT FINANCIAL CORP.

CONFIDENTIAL VOTING INSTRUCTION

SOLICITED BY THE MANAGEMENT SALARY COMPENSATION COMMITTEE
OF BIG FOOT FINANCIAL CORP.
FOR FAIRFIELD SAVINGS BANK PROFIT SHARING AND SAVINGS PLAN

     The undersigned participant, former participant or beneficiary of a deceased former participant in the Fairfield Savings Bank Profit Sharing and Savings Plan (the “401(k) Plan”) hereby provides the voting instructions hereinafter specified to the Trustee of the 401(k) Plan (the “Trustee”), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Big Foot Financial Corp. that are held by the Trustee, in its capacity as Trustee of the 401(k) Plan, as of                     , 2002, at the 2002 Annual Meeting of Shareholders of Big Foot Financial Corp. to be held on                     , 2002, and at any adjournment or postponement thereof.

     As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated                     , 2002, the Trustee will vote the common stock of Big Foot Financial Corp. held by the 401(k) Plan Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Management Salary Compensation Committee dated,                     , 2002.

     (Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Participant	401(k) Stock Fund Common Stock (as of September , 2002)

Please mark your votes like this

1.	Approval of the principal terms of the Agreement and Plan of Reorganization, dated July 19, 2002, by and between Big Foot and Midwest Banc Holdings, Inc. (“Midwest”), which provides for the merger of Big Foot with and into Midwest.	FOR	AGAINST	ABSTAIN

2.	Election of Stephen E. Nelson and Timothy L. McCue to serve as directors on the Board of Directors of Big Foot until the consummation of the merger or, if the merger is not consummated, for a three-year term expiring at the 2005 annual meeting of shareholders and until their successors are elected and have been qualified.	FOR all nominees (except as otherwise indicated)	WITHHOLD for all nominees

INSTRUCTION: To withhold authority to vote FOR any individual nominee, write that nominee’s name in the space provided:

3.	Ratification of the appointment of KPMG LLP as the independent public accountants for Big Foot Financial Corp. for the fiscal year ending June 30, 2003, if the merger is not consummated, or for any shorter period of time, as may be called for or deemed necessary by Big Foot.	FOR	AGAINST	ABSTAIN

4.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the annual meeting or any adjournments of postponement of the annual meeting.	FOR	AGAINST	ABSTAIN

*For purposes of your 401(k) Plan account, abstaining is the same as not voting.

     In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee. All proposals listed above in this Confidential Voting Instruction were proposed by Big Foot Financial Corp. The undersigned hereby instructs the Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Voting Instruction Letter, a Notice of the 2002 Annual Meeting of Shareholders of Big Foot Financial Corp., a Proxy Statement dated                     , 2002 for the 2002 Annual Report to Shareholders.

     When you give your vote authorization, you do so as a “named fiduciary” of your 401(k) Plan account for purposes of ERISA. As a named fiduciary, you have the power to give instructions to the Trustee as to the voting of the shares in your 401(k) Stock Fund account and the Trustee shall follow such instructions unless it determines that they are improper under ERISA. You, and not the Trustee, are responsible for the consequences that flow from the voting instructions that you give.

     Please sign and date below and return promptly in the enclosed postage-paid envelope. Your Confidential Voting Instruction must be received no later than                     , 2002.

Date
Signature
Signature of participant, former participant or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.